    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ---------------------

                             CARRIZO OIL & GAS, INC.

             (Exact Name of Registrant as Specified in its Charter)

            TEXAS                     14701 ST. MARY'S LANE, SUITE 800           76-0415919
(State or Other Jurisdiction of                 HOUSTON, TEXAS                 (I.R.S. Employer
 Incorporation or Organization)    (Address of Principal Executive Offices)    Identification No.)
                                                   77079
                                                 (Zip Code)

--------------------------------------------------------------------------------
                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
                            (Full title of the plan)
--------------------------------------------------------------------------------

                                 S.P. JOHNSON IV
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CARRIZO OIL & GAS, INC.
                        14701 ST. MARY'S LANE, SUITE 800
                              HOUSTON, TEXAS 77079
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                              of Agent for Service:
                                 (281) 496-1352

                                    copy to:
                                 GENE J. OSHMAN
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995

                         CALCULATION OF REGISTRATION FEE

========================================================================================================

                                                                       Proposed
   Title of                      Amount         Proposed Maximum        Maximum            Amount of
Securities to be                  to be        Offering Price Per      Aggregate          Registration
   Registered                   Registered         Share(1)          Offering Price(1)        Fee
--------------------------------------------------------------------------------------------------------

Common Stock (par value $0.01    500,000           $8.8125            $4,406,250           $1,102
   per share)...............
========================================================================================================

(1)  Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the Nasdaq National Market on February 13, 2001.
================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (No. 333-35245) relating to the Incentive Plan of Carrizo Oil & Gas, Inc. are incorporated by reference into this Registration Statement.

     The following documents are filed as exhibits to this Registration
Statement:

  Exhibit
    No.                                  Description
  -------                                ------------

  4.1*  --  Amended and  Restated  Articles of  Incorporation  of the Company
            (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29187)).

  4.2*  --  Amended and Restated Bylaws of the Company, as amended by Amendment
            No. 1 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A (Registration
            No. 000-22915)).

  4.3* -- Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29187)).

  4.4*  --  Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.
            (incorporated herein by reference to Exhibit 10.3 to the Company's Report on Form 10-Q for the quarter ended July 31, 2000).

  5     --  Opinion of Baker Botts L.L.P.

  23.1  --  Consent of Baker Botts L.L.P. (included in Exhibit 5).

  23.2  --  Consent of Arthur Andersen LLP.

  23.3  --  Consent of Ryder Scott Company, L.P.

  23.4  --  Consent of Fairchild and Wells, Inc.

  24    --  Powers of Attorney (included on the signature page of this
            Registration Statement).

  -----------------
  * Incorporated herein by reference as indicated.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of February, 2001.
                                            CARRIZO OIL & GAS, INC.


                                            By: /s/ S.P. JOHNSON IV
                                          --------------------------------
                                                S.P. Johnson IV
                                                President and Chief Executive
                                                Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below appoints S.P. Johnson IV and Frank A. Wojtek, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of February, 2001.

                          Signature                        Title


       /s/ S.P. JOHNSON IV           President, Chief Executive Officer and
---------------------------------    Director (Principal Executive Officer)
        S.P. Johnson IV

      /s/ FRANK A. WOJTEK            Chief Financial Officer, Vice President,
---------------------------------    Secretary, Treasurer and Director
         Frank A. Wojtek             (Principal Financial Officer and Principal
                                     Accounting Officer)

    /s/ STEVEN A. WEBSTER            Chairman of the Board
---------------------------------
       Steven A. Webster

  /s/ CHRISTOPHER C. BEHRENS         Director
---------------------------------
     Christopher C. Behrens

  /s/ ARNOLD L. CHAVKIN              Director
---------------------------------
     Arnold L. Chavkin

  /s/ DOUGLAS A.P. HAMILTON          Director
---------------------------------
      Douglas A.P Hamilton

                                     Director
---------------------------------
      Paul B. Loyd, Jr.

   /s/ F. GARDNER PARKER             Director
---------------------------------
       F. Gardner Parker

                                  EXHIBIT INDEX


  Exhibit
    No.                                  Description
  -------                                -----------

  4.1*  --  Amended and Restated Articles of Incorporation of the Company
            (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29187)).

  4.2*  --  Amended and Restated Bylaws of the Company, as amended by Amendment
            No. 1 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A (Registration
            No. 000-22915)).

  4.3* -- Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29187)).

  4.4*  --  Amended and Restated Incentive Plan of Carrizo Oil & Gas, Inc.
            (incorporated herein by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).

  5     --  Opinion of Baker Botts L.L.P.

  23.1  --  Consent of Baker Botts L.L.P. (included in Exhibit 5).

  23.2  --  Consent of Arthur Andersen LLP.

  23.3  --  Consent of Ryder Scott Company, L.P.

  23.4  --  Consent of Fairchild and Wells, Inc.

  24    --  Powers of Attorney (included on the signature page of this
            Registration Statement).

  -----------------
  * Incorporated herein by reference as indicated.